UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): April 27, 2015
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K2M GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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DELAWARE	001-36443	27-2977810
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

751 Miller Drive, SE
Leesburg, Virginia 20175
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 777-3155

Not Applicable
(Former Name or Former Address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Item 5.02(d)

Effective April 27, 2015, Michael Turpin has been appointed as a member of the Board of Directors (the “Board”) of K2M Group Holdings, Inc. (the “Company”). Mr. Turpin has also been appointed a member of the Board’s Audit Committee. Mr. Turpin’s appointment increases the number of the Company’s Board members from eight to nine.

Mr. Turpin, 53, is the Executive Vice President, Employee Benefits for USI Insurance Services, a US based employee benefits and risk management brokerage and consulting company. Prior to joining USI Insurance Services in 2008, Mr. Turpin was the Northeast Regional CEO and U.S. President of Key Accounts at United Healthcare, as well as a Worldwide Partner/Managing Director with Marsh & McLennan. Mr. Turpin holds a B.A. from Claremont McKenna College.

Mr. Turpin’s term on the Board will begin immediately. Mr. Turpin will be compensated in accordance with the Company’s standard compensation policies and practices for members of the Board.

Mr. Turpin does not have any family relationships with any of the Company’s directors or executive officers and is not a party to any transactions of the type listed in Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K2M GROUP HOLDINGS, INC. (Registrant)
Date:	April 28, 2015	By:	/s/ Luke Miller
		Name:	Luke Miller
		Title:	Senior Vice President, General Counsel and Secretary